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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Eagle-Picher Industries, Inc.:

     We consent to incorporation by reference in Registration Statement Nos. 2-50595, 33-5792, 33-31975 and 33-37518 on Form S-8 of Eagle-Picher Industries,
Inc. of our reports, with explanatory paragraphs, dated February 2, 1994 relating to the consolidated balance sheet of Eagle-Picher Industries, Inc. and subsidiaries (debtor in possession, as of January 7, 1991) as of November 30, 1993 and 1992, and the related consolidated statements of income (loss), shareholders' equity (deficit), and cash flows and related schedules for each of the years in the three-year period ended November 30, 1993, which reports appear in the Company's 1993 Annual Report on Form 10-K and in the 1993 Annual Report to Shareholders, which is incorporated by reference in the Company's 1993 Annual Report on Form 10-K. Our report on the consolidated financial statements refers to changes in accounting for postretirement benefits other than pensions and in accounting for income taxes in 1993.

                                        /s/ KPMG Peat Marwick
Cincinnati, Ohio
February 25, 1994